UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 18, 2013

Iridium Communications Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33963	26-1344998
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1750 Tysons Boulevard

Suite 1400

McLean, VA 22102

(Address of principal executive offices)

703-287-7400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 18, 2013, Iridium Communications Inc. (“Iridium” or the “Company”), through its wholly owned subsidiary, Iridium Satellite LLC, entered into a multi-year, fixed-price contract with the Department of Defense’s Defense Information Systems Agency (“DISA”), for Enhanced Mobile Satellite Services (the “EMSS Contract”). The EMSS Contract is effective October 22, 2013.

Under the EMSS Contract, Iridium will provide satellite airtime services, including unlimited global secure and unsecure voice, low and high-speed data, paging and Distributed Tactical Communications System (DTCS) services for an unlimited number of Department of Defense and other federal government subscribers. The fixed-price rate in each of the five contract years is $64 million in fiscal year (FY) 2014, $72 million in FY 2015 and $88 million in FY 2016, 2017, and 2018, for a total contract value of $400 million.

Item 7.01. Regulation FD Disclosure.

On October 21, 2013, the Company issued a press release regarding the EMSS Contract, the text of which is included as Exhibit 99.1 to this Form 8-K, and a press release updating its financial guidance, the text of which is included as Exhibit 99.2 to this Form 8-K.

The information contained herein, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be incorporated by reference in any filing under the Securities Act of 1933 or under the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release regarding EMSS Contract, dated October 21, 2013

99.2	Press release regarding updated financial guidance, dated October 21, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIDIUM COMMUNICATIONS INC.

Date: October 21, 2013	By:	/s/ Matthew J. Desch
Name: Matthew J. Desch
Title: Chief Executive Officer